PEPCO HOLDINGS, INC. RETIREMENT SAVINGS PLAN

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-131371 and 333-189291) pertaining to Pepco Holdings, Inc. Retirement Savings Plan of our report dated June 28, 2013, with respect to the financial statements and supplemental schedules of the Pepco Holdings, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Mitchell & Titus, LLP

Washington, DC

June 28, 2013